UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported):  January 31, 2006

           Dean Witter Diversified Futures Fund Limited Partnership
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            (Exact Name of Registrant as Specified in Its Charter)

        Delaware                         0-23577                13-3461507
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(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
of Incorporation)                                          Identification No.)

c/o Demeter Management Corporation,
330 Madison Avenue, 8th Floor, New York, NY                      10017
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(Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code:   (212) 905-2700

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.
            ------------------------------------------

      On January 31, 2006, the Registrant, Demeter Management Corporation, the general partner of the Registrant, and VK Capital, Inc., an affiliate of Demeter Management Corporation and the trading advisor for the Registrant, amended the Amended and Restated Management Agreement, dated as of August 31, 1995, to: (i) reduce the monthly management fee, as of February 1, 2006, payable to VK Capital, Inc. from a monthly management fee equal to 1/4 of 1% (a 3% annual rate) of the net assets of the Registrant to a monthly management fee equal to 1/6 of 1% (a 2% annual rate) of the net assets of the Registrant; and (ii) change the quarterly incentive fee, as of February 1, 2006, payable to VK Capital, Inc. from a quarterly incentive fee equal to 15% of the trading profits of the Registrant to a quarterly incentive fee equal to 20% of the trading profits of the Registrant.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DEAN WITTER DIVERSIFIED FUTURES FUND LIMITED
                                   PARTNERSHIP
Date:  February 6, 2006
                                   By:   Demeter Management Corporation
                                         as General Partner


                                       /s/ Jeffrey A. Rothman
                                   ---------------------------------------------
                                   Name:   Jeffrey A. Rothman
                                   Title:  President